Exhibit (3.1)
                      Articles of Incorporation and By-laws



                                    Delaware                              PAGE 1
                               ------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RE BOND CORPORATE HOLDINGS TRUST, LLC", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 2005, AT 1:31 O'CLOCK P.M.














3908393 8100                                /s/ Harriet Smith Windsor
                                            -------------------------------
050012437                                   Harriet Smith Windsor
                                            Secretary of State
                                                 AUTHENTICATION: 3602425
                                                          DATE: 01-07-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:08 PM 01/06/2005
Filed 01:31 PM 01/06/2005
SRV 050012437 - 3908393 FILE


                            CERTIFICATE OF FORMATION
                                       OF
                            LIMITED LIABILITY COMPANY


         FIRST. The name of the limited liability company is RE BOND CORPORATE HOLDINGS TRUST, LLC

         SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington Delaware 19808. The name of its Registered Agent at such address is The Company Corporation.



IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of RE BOND CORPORATE HOLDINGS TRUST, LLC this 6th day of January, 2005.


                                      BY: /s/ Catherine C. Kelleher
                                          ------------------------------------
                                          Authorized Person

                                      NAME: Catherine C. Kelleher
                                            ------------------------------
                                            (Type of Print Name)

                                 January 6, 2005


RE: RE BOND CORPORATE HOLDINGS TRUST, LLC
(a limited liability company formed under the laws of the State of Delaware)


              STATEMENT OF RESIGNATION AND CONCLUDED PARTICIPATION

Solely for your convenience and to expedite the filing of the formation document for the above named company, TCC or one of its affiliates has caused the said formation documents to be signed by our employee(s). We and our employee(s) do not have, and have never had, any other connection with the said company. The conclusion of our participation in this said company's formation is effective at the moment of the said company's formation. In the event that our signing results in our being regarded as a member and/or manager of the said company, this statement constitutes the resignation of our said employee(s) from those capacities effective at the moment of said company's formation.

                                       By:

                                       /s/ Catherine C. Kelleher
                                       -------------------------------------
                                       Authorized Person
                                       Catherine C. Kelleher













                                        RESIGNATION AND PARTICIPATION (DETCCPRT)